Exhibit 2.1(a)

            Amendment No. 1 to Purchase Agreement dated March 6, 1998
            ---------------------------------------------------------

               Amendment No. 1 dated October 14, 1998 ("Amendment No. 1") to Purchase Agreement dated March 6, 1998 (the "Purchase Agreement") between Cogentrix Energy, Inc., a North Carolina corporation ("Buyer"), and Bechtel Generating Company, Inc., a Delaware corporation ("Seller").

               WHEREAS, pursuant to the Purchase Agreement, and upon the terms and subject to the conditions set forth therein, Buyer has agreed to purchase from Seller, and Seller has agreed to sell to Buyer, Seller's direct and indirect interests in twelve electric power generation projects and one natural gas pipeline;

               WHEREAS, capitalized terms used, but not defined herein, shall have the meanings assigned in the Purchase Agreement;

               WHEREAS, Buyer and Seller desire to amend the Purchase Agreement to reflect a change in the structure of the transactions contemplated thereby such that Buyer will purchase a 20% general partnership interest in Scrubgrass Generating Company, L.P. ("Scrubgrass") from Seller's indirect subsidiary, Pine Power Leasing, Inc. ("Pine"), constituting all of Pine's interest in Scrubgrass, rather than purchase 100% of the stock of Pine from Bechtel Enterprises Leasing, Inc. as was contemplated by the Purchase Agreement;

               WHEREAS, Buyer and Seller desire to further amend the Purchase Agreement to reflect a change in the structure of the transactions contemplated thereby such that Buyer will purchase a 10% general partnership interest in Chambers Cogeneration, L.P. ("Chambers") from Seller's indirect subsidiary, Maple Power Corporation ("Maple"), constituting all of Maple's interest in Chambers, rather than purchasing 100% of the stock of Maple from Seller as was contemplated by the Purchase Agreement;

               WHEREAS, Buyer and Seller anticipate that prior to closing the transactions contemplated by the Purchase Agreement, Beale Generating Company ("Beale") shall be merged with and into J. Makowski Company, Inc. ("JMC") with JMC being the surviving entity (the "Merger");

               WHEREAS, in connection with the Merger, it is anticipated that JMC will change its name to Beale Generating Company;

               WHEREAS, subsequent to the date of the Purchase Agreement, PG&E Generating Company's interest in Beale has been transferred to USGen Power Group, LLC; and

               WHEREAS, Buyer and Seller desire to amend certain of the Schedules and Exhibits attached to the Purchase Agreement, including certain of the Additional Agreements to reflect the foregoing.

               NOW THEREFORE, IT IS AGREED:

               1. Exhibit 1, Schedules 2.1(a), 2.1(b), 2.2, 2.4, 2.8, 2.13, 5.5,
5.6 and 6.5 to the Purchase Agreement and the following Additional Agreements are amended and restated in their entirety to read as set forth in Appendix A to this Amendment No. 1:

                    a. Put Agreement  dated as of the Closing Date between Buyer and Seller.

                    b. Consent and Agreement dated as of the Closing Date between PG&E Generating Company and Buyer.

                    c. Letter  Agreement  dated as of the Closing Date regarding
               Incentive Bonus Payments between U.S. Generating Company and Cogentrix Energy, Inc.

                    d. Stockholders Agreement dated as of the Closing Date, by and among Beale Generating Company, Cogentrix Eastern America, Inc. and USGen Power Group, LLC.

                    e. Amended and Restated Beale Generating Company Tax Sharing
               Agreement dated as of the Closing Date between Cogentrix Eastern America, Inc., Beale Generating Company, Bechtel Generating Company, Inc. and USGen Power Group, LLC.

               2. Except as otherwise provided in this Amendment No. 1, the Purchase Agreement shall remain in full force and effect.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed on the day and year first above written.


                                        BECHTEL GENERATING COMPANY, INC.

                                        By:  /s/ V. Paul Unruh
                                             ----------------------
                                             Name:  V. Paul Unruh
                                             Title: President

                                        COGENTRIX ENERGY, INC.

                                        By:  /s/ Dennis W. Alexander
                                             ----------------------------
                                             Name:  Dennis W. Alexander
                                             Title: Group Senior Vice President

                  EXHIBITS AND SCHEDULES TO PURCHASE AGREEMENT
                  --------------------------------------------

Exhibit 1             -       Acquired Interests
Exhibit 2             -       Holdback Partnerships
Exhibit 3             -       Pending Transactions
Schedule 2.1(a)       -       Jurisdictions of Incorporation
Schedule 2.1(b)       -       Subsidiaries
Schedule 2.2          -       Conflicts
Schedule 2.4          -       Capital Stock and Partnership Interests
Schedule 2.5          -       Financial Statements
Schedule 2.6          -       Litigation; Compliance with Law
Schedule 2.7(b)       -       Tax Matters
Schedule 2.7(c)       -       Adjustments to Tax Liability
Schedule 2.8          -       Material Agreements
Schedule 2.9          -       Consents and Approvals
Schedule 2.12         -       Labor Matters and ERISA
Schedule 2.13         -       Events Subsequent to 1997
Schedule 4.4(B)       -       Beale Generating Company Tax Sharing Agreement
Schedule 5.4          -       Approvals and Filings
Schedule 5.5          -       Opinion of Seller's Counsel
Schedule 5.6          -       Additional Agreements
Schedule 6.4          -       Approvals and Filings
Schedule 6.5          -       Opinion of Buyer's Counsel
Schedule 6.6          -       Additional Agreements
Schedule 7.3          -       Asset Value
Schedule 10.8         -       Pending Power Marketing Transactions

Unless otherwise indicated, capitalized terms used in these Schedules have the meanings set forth in the Purchase Agreement.


                                                                                                                           Exhibit 1
                                                                                                                           ---------

                                                         ACQUIRED INTERESTS
                                                         ------------------


                                                                                                                     PERCENTAGE
                                                                                                                    INTEREST IN
                                                                                                                    UNRESTRICTED
  PROJECT             ACQUIRED INTEREST(S)                  TRANSFEROR                TRANSFERRED ENTITY               CASH
  -------             --------------------                  ----------                ------------------           -------------
------------ -----------------------------------------  -----------------------    ---------------------------   ------------------
Logan         (1) 49% general partnership interest      (1) Aspen Power            (1) Logan Generating
                  in Logan Generating Company, L.P.         Corporation                Company, L.P.                    49%
              (2) 49% general partnership interest in   (2) Aspen Power            (2) Granite Generating
                  Granite Generating Company, L.P.          Corporation                Company, L.P.
              (3) 49% general partnership interest in   (3) Aspen Power            (3) Keystone Cogeneration
                  Keystone Cogeneration Company, L.P.       Corporation                Company, L.P.
------------ -----------------------------------------  -----------------------    ---------------------------   ------------------
Northampton   49% general partnership interest in       Poplar Power Corporation   Northampton Generating               49%
              Northampton Generating Company, L.P.                                 Company, L.P.
------------ -----------------------------------------  -----------------------    ---------------------------   ------------------
Indiantown    100% of the stock of Palm Power           Bechtel Generating         Palm Power Corporation               10%
              Corporation                               Company, Inc.
------------ -----------------------------------------  -----------------------    ---------------------------   ------------------
Carney's      10% general partnership interest          Maple Power Corporation    Chambers Cogeneration, L.P.          10%
Point         in Chambers Cogeneration, L.P.
------------ -----------------------------------------  -----------------------    ---------------------------   ------------------
Panther       100% of the stock of Panther              Bechtel Enterprises        Panther Creek Leasing, Inc.           0%
Creek         Creek Leasing, Inc.                       Leasing, Inc.
------------ -----------------------------------------  -----------------------    ---------------------------   ------------------
Scrubgrass    20% general partnership interest in       Pine Power Leasing, Inc.   Scrubgrass Generating                20%
              Scrubgrass Generating Company, L.P.                                  Company, L.P.
------------ -----------------------------------------  -----------------------    ---------------------------   ------------------
Cedar Bay     100% of the stock of Cedar Power          Bechtel Generating .       Cedar Power Corporation               0%
              Corporation                               Company, Inc.
------------ -----------------------------------------  -----------------------    ---------------------------   ------------------
Morgantown    100% of the stock of Hickory Power        Bechtel Generating         Hickory Power Corporation            15%
              Corporation                               Company, Inc.
------------ -----------------------------------------  -----------------------    ---------------------------   ------------------
Gilberton     100% of the stock of Birch Power          Bechtel Generating         Birch Power Corporation          19.555%
              Corporation                               Company, Inc.
------------ -----------------------------------------  -----------------------    ---------------------------   ------------------
Selkirk       10.9% of the stock of Beale               Bechtel Generating         Beale Generating Company              0%
              Generating Company                        Company, Inc.
------------ -----------------------------------------  -----------------------    ---------------------------   ------------------
MASSPOWER     10.9% of the stock of Beale               Bechtel Generating         Beale Generating Company           3.27%
              Generating Company                        Company, Inc.
------------ -----------------------------------------  -----------------------    ---------------------------   ------------------
Pittsfield    10.9% of the stock of Beale               Bechtel Generating         Beale Generating Company           5.45%
              Generating Company                        Company, Inc.
------------ -----------------------------------------  -----------------------    ---------------------------   ------------------
Iroquois      10.9% of the stock of Beale               Bechtel Generating         Beale Generating Company            .54%
              Generating Company                        Company, Inc.
------------ -----------------------------------------  -----------------------    ---------------------------   ------------------


                                                            SCHEDULE 2.4
                                                            ------------

                                              CAPITAL STOCK AND PARTNERSHIP INTERESTS*
                                              ----------------------------------------

                                    This Schedule modifies Section 2.5 of the Purchase Agreement.

A.       CAPITAL STOCK
         -------------


--------------------------------- ------------------------ ------------------ --------------------------------------------

      NAME OF CORPORATION                 NUMBER                 SHARES
                                   OF SHARES AUTHORIZED/         ISSUED                       STOCKHOLDER
TRANSFERRED ENTITY                      PAR VALUE1                 AND                             OF
       -SUBSIDIARIES                                           OUTSTANDING                      RECORD

--------------------------------- ------------------------ ------------------ --------------------------------------------
Palm Power Corporation            10,000/$1.00             10,000             Bechtel Generating Company
--------------------------------- ------------------------ ------------------ --------------------------------------------
Beale Generating Company          1,000/$.01               109.2099/          Bechtel Generating Company/USGen Power
                                                           890.7901           Group, LLC

       --JMC Altresco, Inc.        1,000/$1.00             10                 Beale Generating Company

       --Altresco, Inc.            600,000/$0.001                             JMC Altresco, Inc.
                                   Common Class A

                                   10,000,000/$0.001       100
                                   Common Class B

       --Pittsfield Partners, Inc. 10,000,000/$0.001       100                JMC Altresco, Inc.

       --Berkshire                 1,000/$1.00             100                JMC Altresco, Inc.
         Pittsfield, Inc.

     -JMC Iroquois, Inc.           1,000/$1.00             10                 Beale Generating Company
--------------------------------- ------------------------ ------------------ --------------------------------------------
     -MASSPOWER, Inc.              1,000/$1.00             10                 Beale Generating Company
--------------------------------- ------------------------ ------------------ --------------------------------------------
     Orchard Gas Corporation       100,000/$1.00           10                 Beale Generating Company
--------------------------------- ------------------------ ------------------ --------------------------------------------
     -JMC Selkirk Holdings Inc.    1,000/$1.00             10                 Beale Generating Company

     -JMC Selkirk, Inc.            1,000/$1.00             20                 JMC Selkirk Holdings, Inc.

     -JMCS I Holdings, Inc.        1,000/$1.00             10                 JMC Selkirk Holdings, Inc.
--------------------------------- ------------------------ ------------------ --------------------------------------------

----------
*  Assumes completion of the transactions described in item 3 of Exhibit 3.

1  Unless otherwise indicated, all shares are shares of common stock.


--------------------------------- ------------------------ ------------------ --------------------------------------------

      NAME OF CORPORATION                 NUMBER                 SHARES
                                   OF SHARES AUTHORIZED/         ISSUED                       STOCKHOLDER
TRANSFERRED ENTITY                      PAR VALUE1                 AND                             OF
       -SUBSIDIARIES                                           OUTSTANDING                      RECORD

--------------------------------- ------------------------ ------------------ --------------------------------------------
Cedar Power Corporation           10,000/$1.00             10,000             Bechtel Generating Company

     -Cedar I Power               1,100,000/$0.01          1,100,000          Cedar Power Corporation
      Corporation                 Common Class A

                                  257,737/$0.01            257,737            Paribas North America, Inc. - 12,886
                                  Common Class B                              Credit Suisse, New York Branch - 8,889
                                                                              The Fuji Bank Limited - 2,963
                                                                              KOP - 7,407
                                                                              Postipankki, Ltd. New York Branch - 2,963
                                                                              The Sumitomo Trust and Banking Co.
                                                                              Ltd., New York Branch - 2,963
                                                                              Connecticut General Life Insurance
                                                                              Company - 7,407
                                                                              John Hancock Mutual Life Insurance
                                                                              Company - 14,815
                                                                              New York Life Insurance Company - 7,407
                                                                              The Prudential Insurance Company of
                                                                              America - 37,037
                                                                              NPDI, Inc. - 153,000

                                  38,068/$0.01             15,263             Paribas North America, Inc.
                                  Common Class C

                                  137,066/$0.01            121,742            Paribas North America, Inc. - 2,236
                                  Preferred Class A                           Credit Suisse, New York Branch - 2,236
                                                                              The Fuji Bank - 1,491
                                                                              American Scandinavian Banking
                                                                              Corporation - 2,236
                                                                              Postipankki, Ltd., New York Branch -
                                                                              1,491
                                                                              The Sumitomo Trust and Banking Co. Ltd.
                                                                              - 1,491
                                                                              Connecticut General Life Insurance -
                                                                              3,729
                                                                              John Hancock Mutual Life Insurance -
                                                                              7,456
                                                                              New York Life Insurance Company -
                                                                              3,729
                                                                              The Prudential Insurance Company -
                                                                              18,641
                                                                              NPDI, Inc. - 77,006

                                   17,634/$0.01 Preferred   15,662            Paribas North America, Inc. - 11,931
                                   Class B                                    Credit Suisse, New York Branch - 2,238
                                                                              American Scandinavian Banking Corporation
                                                                              - 1,493
--------------------------------- ------------------------ ------------------ --------------------------------------------
         -Cedar II Power          10/$1.00                 10                 Cedar I Power Corporation
         Corporation
--------------------------------- ------------------------ ------------------ --------------------------------------------
Hickory Power Corporation         10,000/$1.00             10,000             Bechtel Generating Company
--------------------------------- ------------------------ ------------------ --------------------------------------------
Birch Power Corporation           100,000/$1.00            10,000             Bechtel Generating Company
--------------------------------- ------------------------ ------------------ --------------------------------------------
Panther Creek Leasing, Inc.       10,000/$1.00             10,000             Bechtel Enterprises Leasing, Inc.
--------------------------------- ------------------------ ------------------ --------------------------------------------
     -Granite Water Supply        100/$1.00                100                Granite Generating Company, L.P.
     Company, Inc.
(subsidiary of Granite
Generating Company, L.P.)

--------------------------------- ------------------------ ------------------ --------------------------------------------
     -Northampton Fuel Supply     1,000/$1.00              1,000              Northampton Generating Company, L.P.
     Company, Inc.
(subsidiary of Northampton
Generating Company, L.P.)

--------------------------------- ------------------------ ------------------ --------------------------------------------
     -Northampton Water Supply,   1,000/$1.00              1,000              Northampton Generating Company, L.P.
     Inc.
(subsidiary of Northampton
Generating Company, L.P.)

--------------------------------- ------------------------ ------------------ --------------------------------------------

B.       PARTNERSHIP INTERESTS
         ---------------------

----------------------------- ---------------------------------------------- ---------------------------------

    NAME OF PARTNERSHIP                   PARTNERSHIP AGREEMENT                          PARTNERS

----------------------------- ---------------------------------------------- ---------------------------------
----------------------------- ---------------------------------------------- ---------------------------------
Logan Generating Company,     Third Amended and Restated Agreement of        Aspen Power Corporation and
L.P.                          Limited Partnership of Logan Generating        Eagle Power Corporation
                              Company,   L.P.,   by  and  between
                              Aspen  Power Corporation and Eagle Power
                              Corporation  dated as of December 30, 1994.

----------------------------- ---------------------------------------------- ---------------------------------
----------------------------- ---------------------------------------------- ---------------------------------
Granite Generating Company,   Third Amended and Restated Agreement of        Aspen Power Corporation and
L.P.                          Limited Partnership of Granite Generating      Eagle Power Corporation
                              Company,   L.P.,   by  and  between
                              Aspen  Power Corporation and Eagle Power
                              Corporation  dated as of December 30, 1994.

----------------------------- ---------------------------------------------- ---------------------------------
----------------------------- ---------------------------------------------- ---------------------------------
Keystone Cogeneration         Third Amended and Restated Agreement of        Aspen Power Corporation and
Company, L.P.                 Limited Partnership of Keystone Cogeneration   Eagle Power Corporation
                              Company,   L.P.,   by  and  between  Aspen
                              Power Corporation and Eagle Power
                              Corporation  dated as of December 30, 1994.

----------------------------- ---------------------------------------------- ---------------------------------
----------------------------- ---------------------------------------------- ---------------------------------
Northampton Generating        Second Amended and Restated Agreement of       Jaeger Power Corporation and
Company, L.P.                 Limited Partnership of Northampton             Poplar Power Corporation
                              Generating  Company,  L.P., by and between
                              Jaeger Power  Corporation  and Poplar Power
                              Corporation, dated as of May 24, 1995.

----------------------------- ---------------------------------------------- ---------------------------------
----------------------------- ---------------------------------------------- ---------------------------------
Chambers Cogeneration, L.P.   Second Amended and Restated Limited            Maple Power Corporation,
                              Partnership Agreement of Chambers              Peregrine Power Corporation
                              Cogeneration,  L.P.  by and among Maple        and TIFD III-T Inc.
                              Power Corporation,  Peregrine Power
                              Corporation  and TIFD III-T  Inc.,
                              dated April 1, 1991.

----------------------------- ---------------------------------------------- ---------------------------------
----------------------------- ---------------------------------------------- ---------------------------------
Scrubgrass Generating         First Amended and Restated Limited             Scrubgrass Power Corporation,
Company, L. P.                Partnership Agreement of Scrubgrass            Pine Power Leasing, Inc. and
                              Generating Company, L.P. by and among Falcon   DCC Project Finance Four, Inc.
                              Power Corporation, Pine Power Corporation,
                              Scrubgrass Power Corporation and DCC Project
                              Finance Four, Inc. dated as of January 14,
                              1993

----------------------------- ---------------------------------------------- ---------------------------------

----------

Voting trusts or agreements,  stockholders' agreements, pledge agreements,  buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to securities of any Transferred  Entity which is wholly-owned,  directly or indirectly,  by Seller or to any securities of any Subsidiary of any such Transferred  Entity, or to which any such Transferred  Entity or Subsidiary is a party;
or, with respect to Transferred Entities which are not wholly-owned,  directly or indirectly,  by Seller,  creation by Seller or any
Subsidiary thereof, or to Seller's knowledge the existence of, any such voting trust, agreement, right or proxy:

          (i)   The stock of Birch Power Corporation is pledged to Mellon Bank, N.A. by Bechtel Development Company.

          (ii)  Birch Limited Partnership has pledged its interest in Gilberton Power Company to Birch Power Corporation.

          (iii) Voting Rights Agreement dated as of August 26, 1997 between PG&E Generating company and BGCI.

          (iv) The Fuel Equity  Contribution  Agreement and the Debt Service  Equity  Contribution  Agreement (as each is defined in
          Schedule 2.2) impose certain restrictions on Poplar's interest in Northampton Generating Company, L.P.
